Exhibit 99.2

Delphi Increases Quarterly Cash Dividend

GILLINGHAM, England – Jan. 12, 2016 – Delphi Automotive PLC (NYSE: DLPH) today announced that its board of directors has approved an increase in the annual dividend rate paid on its ordinary shares to $1.16 per ordinary share, and declared a quarterly cash dividend of $0.29 per ordinary share, payable on Feb. 29, 2016, to shareholders of record at the close of business on Feb. 17, 2016.
"Delphi is committed to returning cash to our shareholders and today's announcement further illustrates that commitment and our confidence in the continued growth and strong free cash flow generation of Delphi's business," said Kevin Clark, Delphi president and chief executive officer.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global technology company for automotive and commercial vehicle markets delivering solutions that help make vehicles safe, green and connected. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 33 countries. Visit delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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Investor Contact:
Elena Doom Rosman
248.813.2312
Elena.Rosman@delphi.com

Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Andrea Knapp
248.813.1226
Andrea.Knapp@delphi.com

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